FEDERAL AFFORDABLE HOUSING CORPORATION

                              Computation of Income (Loss) Per Common Share
                                               (Unaudited)



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


                                                                        For the Nine Months Ended
                                                                               February 28,
                                                                 -----------------------------------------
                                                                       1999                   1998
                                                                 ------------------     ------------------

Shares  outstanding:                                                       493,500                493,500
Weighted average shares outstanding                                        493,500                493,500
Net income (loss)                                              $           (35,324)  $                508

Net income (loss) per common share                             $            (0.072)  $              0.001

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